Exhibit 99.1

For Immediate Release
For more information, contact:
James J. Burke
Standard Motor Products, Inc.
(718) 392-0200

Standard Motor Products, Inc. Discusses

COVID-19 Business Impact and Announces

First Quarter 2020 Results

New York, NY, April 29, 2020......Standard Motor Products, Inc. (NYSE: SMP), an automotive replacement parts manufacturer and distributor, reported today its consolidated financial results for the three months ended March 31, 2020, and provided an update regarding the company’s response to the current COVID-19 pandemic and its impact on its business.

Consolidated net sales for the first quarter of 2020 were $254.3 million, compared to consolidated net sales of $283.8 million during the comparable quarter in 2019. Earnings from continuing operations for the first quarter of 2020 were $9.6 million or 42 cents per diluted share, compared to $13.1 million or 57 cents per diluted share in the first quarter of 2019. Excluding non-operational gains and losses identified on the attached reconciliation of GAAP and non-GAAP measures, earnings from continuing operations for the first quarter of 2020 were $9.8 million or 43 cents per diluted share, compared to $13.1 million or 57 cents per diluted share in the first quarter of 2019.

37-18 Northern Blvd., Long Island City, NY  11101
(718) 392-0200
www.smpcorp.com

Mr. Eric Sills, Standard Motor Products’ Chief Executive Officer and President stated, “Prior to a discussion of our first quarter results, it is important to address the current COVID-19 pandemic crisis’ impact on the auto care industry in general, and on SMP in particular.  When the U.S. began issuing guidelines in mid-March to slow the spread of the disease through ‘stay-at-home’ orders, certain industries were identified as essential and could continue to operate. The auto care industry was included, as transportation is critical to the functioning of our nation, as we keep government, fleet, first responders and personal vehicles on our roads operating safely and efficiently.

“Our first obligation is to the health and safety of our employees. We implemented a number of operational changes to improve social distancing within our facilities and to substantially increase all cleaning and hygiene protocols, including the use of protective masks and daily temperature taking for all employees and guests entering our facilities. Thus far, our efforts have been successful, as only a few of our employees globally have tested positive for the virus, and thankfully are all on the road to recovery. We cannot thank our employees enough for the fortitude and loyalty they have shown during these times.

“Turning to our first quarter results, sales lagged behind the first quarter of 2019, with declines in both divisions. The 2019 purchasing patterns of our customers were very front-loaded in the year as compared to their POS. Our first quarter of 2019 was very strong – up 9% from 2018 in Engine Management (excluding wire and cable) and 14% in Temperature Control, making for difficult comps.  This year Engine Management had lower pipeline orders than in 2019, and sales returned to levels more closely aligned to our customers’ POS sales. This was anticipated and announced on previous calls. In the second half of March we began to see the effects of the COVID-19 pandemic and sales began to fall further. In Temperature Control, the early part of the year is dominated by pre-season orders, which, for a variety of reasons, were below 2019.  The success of the year is determined by how hot it gets during the summer.  We were pleased that both divisions were able to maintain historic gross margins despite the decline in sales.

“As we head into the second quarter, miles driven are down dramatically as businesses are closed and people are required to shelter at home.  Our customers’ sales are down accordingly.  Their purchases from us are down even further, as they look to reduce inventory in line with their lower sales levels.  April was a difficult month for us, with our incoming orders down 30-40%.

“While no one can predict the duration of the economic downturn resulting from the COVID-19 pandemic, we believe it will be a temporary situation. We enter it with a strong balance sheet and ample liquidity, and our goal is to exit it just as strong.  To do so we are taking steps to reduce expenses and conserve cash, making sure that none of our actions will affect the long term health of the Company. We have drawn down an additional $75 million from our bank credit line, temporarily ceased our stock buyback program, and temporarily suspended our quarterly dividend. Our top executive officers and Board of Directors have agreed to a 25% reduction in compensation for the balance of the year. All other senior executives will be taking a reduction in compensation as well.  We will be taking a hard look at discretionary expenses.  While we anticipate substantial savings from these actions, they are all short term in nature, in line with our belief that this is a temporary situation. None of these will affect the long term strength of our Company.

“The automotive aftermarket is highly resilient. We are fortunate that the goods and services we provide are essential. Our addressable market – the hundreds of millions of vehicles on our roads – remains unchanged. The majority of SMP’s products are non-discretionary – deferred repairs will need to be performed. Transportation is the lifeblood of our country – people need their vehicles to get to work, shop, take their kids to school, and carry on with their lives.

“As for our company, with our strong position in the market, the brand loyalty of our customers, and our healthy balance sheet, and thanks to our wonderful group of employees, we are confident we will emerge from this crisis and begin the second century of our history, stronger than ever.”

Standard Motor Products, Inc. will hold a conference call at 11:00 AM, Eastern Time, on Wednesday, April 29, 2020.  The dial-in number is 866-342-8588 (domestic) or 203-518-9865 (international). The playback number is 800-839-7408 (domestic) or 402-220-6066 (international). The participant passcode is 76717.

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Standard Motor Products cautions investors that any forward-looking statements made by the company, including those that may be made in this press release, are based on management’s expectations at the time they are made, but they are subject to risks and uncertainties that may cause actual results, events or performance to differ materially from those contemplated by such forward looking statements. Among the factors that could cause actual results, events or performance to differ materially from those risks and uncertainties discussed in this press release are those detailed from time-to-time in prior press releases and in the company’s filings with the Securities and Exchange Commission, including the company’s annual report on Form 10-K and quarterly reports on Form 10-Q.  By making these forward-looking statements, Standard Motor Products undertakes no obligation or intention to update these statements after the date of this release.

STANDARD MOTOR PRODUCTS, INC.
Consolidated Statements of Operations

(In thousands, except per share amounts)

	THREE MONTHS ENDED MARCH 31,
	2020	2019
	(Unaudited)
NET SALES	$254,302	$283,766

COST OF SALES	183,907	205,803

GROSS PROFIT	70,395	77,963

SELLING, GENERAL & ADMINISTRATIVE EXPENSES	55,873	60,000
RESTRUCTURING AND INTEGRATION EXPENSES	205	-
OTHER INCOME (EXPENSE), NET	6	(6)

OPERATING INCOME	14,323	17,957

OTHER NON-OPERATING INCOME (EXPENSE), NET	(524)	646

INTEREST EXPENSE	873	1,089

EARNINGS FROM CONTINUING OPERATIONS BEFORE TAXES	12,926	17,514

PROVISION FOR INCOME TAXES	3,305	4,410

EARNINGS FROM CONTINUING OPERATIONS	9,621	13,104

LOSS FROM DISCONTINUED OPERATION, NET OF INCOME TAXES	(994)	(888)

NET EARNINGS	$8,627	$12,216

NET EARNINGS PER COMMON SHARE:

BASIC EARNINGS FROM CONTINUING OPERATIONS	$0.43	$0.58
DISCONTINUED OPERATION	(0.05)	(0.04)
NET EARNINGS PER COMMON SHARE - BASIC	$0.38	$0.54

DILUTED EARNINGS FROM CONTINUING OPERATIONS	$0.42	$0.57
DISCONTINUED OPERATION	(0.04)	(0.04)
NET EARNINGS PER COMMON SHARE - DILUTED	$0.38	$0.53

WEIGHTED AVERAGE NUMBER OF COMMON SHARES	22,438,087	22,421,795
WEIGHTED AVERAGE NUMBER OF COMMON AND DILUTIVE SHARES	22,868,975	22,905,364

STANDARD MOTOR PRODUCTS, INC.
Segment Revenues and Operating Income

(In thousands)

	THREE MONTHS ENDED MARCH 31,

	2020		2019
	(Unaudited)
Revenues
Ignition, Emission Control, Fuel & Safety Related System Products	$164,526		$176,061
Wire and Cable	36,592		37,128
Engine Management	201,118		213,189

Compressors	25,348		39,811
Other Climate Control Parts	26,094		29,113
Temperature Control	51,442		68,924

All Other	1,742		1,653
Revenues	$254,302		$283,766

Gross Margin
Engine Management	$56,705	28.2%	$59,693	28.0%
Temperature Control	12,096	23.5%	16,191	23.5%
All Other	1,594		2,079
Gross Margin	$70,395	27.7%	$77,963	27.5%

Selling, General & Administrative
Engine Management	$35,073	17.4%	$37,343	17.5%
Temperature Control	12,444	24.2%	14,141	20.5%
All Other	8,356		8,516
Selling, General & Administrative	$55,873	22.0%	$60,000	21.1%

Operating Income
Engine Management	$21,632	10.8%	$22,350	10.5%
Temperature Control	(348)	-0.7%	2,050	3.0%
All Other	(6,762)		(6,437)
Subtotal	14,522	5.7%	17,963	6.3%
Restructuring & Integration	(205)	-0.1%	-	0.0%
Other Income (Expense), Net	6	0.0%	(6)	0.0%
Operating Income	$14,323	5.6%	$17,957	6.3%

STANDARD MOTOR PRODUCTS, INC.
Reconciliation of GAAP and Non-GAAP Measures

(In thousands, except per share amounts)

	THREE MONTHS ENDED MARCH 31,
	2020	2019
	(Unaudited)
EARNINGS FROM CONTINUING OPERATIONS

GAAP EARNINGS FROM CONTINUING OPERATIONS	$9,621	$13,104

RESTRUCTURING AND INTEGRATION EXPENSES	205	-
INCOME TAX EFFECT RELATED TO RECONCILING ITEMS	(53)	-

NON-GAAP EARNINGS FROM CONTINUING OPERATIONS	$9,773	$13,104

DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS

GAAP DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS	$0.42	$0.57

RESTRUCTURING AND INTEGRATION EXPENSES	0.01	-
INCOME TAX EFFECT RELATED TO RECONCILING ITEMS	-	-

NON-GAAP DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS	$0.43	$0.57

OPERATING INCOME

GAAP OPERATING INCOME	$14,323	$17,957

RESTRUCTURING AND INTEGRATION EXPENSES	205	-
OTHER (INCOME) EXPENSE, NET	(6)	6

NON-GAAP OPERATING INCOME	$14,522	$17,963

MANAGEMENT BELIEVES THAT EARNINGS FROM CONTINUING OPERATIONS, DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS, AND OPERATING INCOME, EACH OF WHICH ARE NON-GAAP MEASUREMENTS AND ARE ADJUSTED FOR SPECIAL ITEMS, ARE MEANINGFUL TO INVESTORS BECAUSE THEY PROVIDE A VIEW OF THE COMPANY WITH RESPECT TO ONGOING OPERATING RESULTS. SPECIAL ITEMS REPRESENT SIGNIFICANT CHARGES OR CREDITS THAT ARE IMPORTANT TO AN UNDERSTANDING OF THE COMPANY'S OVERALL OPERATING RESULTS IN THE PERIODS PRESENTED. SUCH NON-GAAP MEASUREMENTS ARE NOT RECOGNIZED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES AND SHOULD NOT BE VIEWED AS AN ALTERNATIVE TO GAAP MEASURES OF PERFORMANCE.

STANDARD MOTOR PRODUCTS, INC.
Condensed Consolidated Balance Sheets

(In thousands)

	March 31, 2020	December 31, 2019
	(Unaudited)

ASSETS

CASH	$13,268	$10,372

ACCOUNTS RECEIVABLE, GROSS	171,332	140,728
ALLOWANCE FOR DOUBTFUL ACCOUNTS	5,647	5,212
ACCOUNTS RECEIVABLE, NET	165,685	135,516

INVENTORIES	370,935	368,221
UNRETURNED CUSTOMER INVENTORY	19,379	19,722
OTHER CURRENT ASSETS	15,422	15,602

TOTAL CURRENT ASSETS	584,689	549,433

PROPERTY, PLANT AND EQUIPMENT, NET	88,573	89,649
OPERATING LEASE RIGHT-OF-USE ASSETS	34,292	36,020
GOODWILL	77,588	77,802
OTHER INTANGIBLES, NET	62,482	64,861
DEFERRED INCOME TAXES	36,631	37,272
INVESTMENT IN UNCONSOLIDATED AFFILIATES	38,572	38,858
OTHER ASSETS	17,884	18,835

TOTAL ASSETS	$940,711	$912,730

LIABILITIES AND STOCKHOLDERS' EQUITY

NOTES PAYABLE	$105,000	$52,460
CURRENT PORTION OF OTHER DEBT	4,595	4,456
ACCOUNTS PAYABLE	81,266	92,535
ACCRUED CUSTOMER RETURNS	52,389	44,116
ACCRUED CORE LIABILITY	21,424	24,357
OTHER CURRENT LIABILITIES	83,533	91,540

TOTAL CURRENT LIABILITIES	348,207	309,464

OTHER LONG-TERM DEBT	111	129
NONCURRENT OPERATING LEASE LIABILITIES	26,841	28,376
ACCRUED ASBESTOS LIABILITIES	48,952	49,696
OTHER LIABILITIES	19,987	20,837

TOTAL LIABILITIES	444,098	408,502

TOTAL STOCKHOLDERS' EQUITY	496,613	504,228

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$940,711	$912,730

STANDARD MOTOR PRODUCTS, INC.
Condensed Consolidated Statements of Cash Flows

(In thousands)

	THREE MONTHS ENDED MARCH 31,
	2020	2019
	(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES

NET EARNINGS	$8,627	$12,216
ADJUSTMENTS TO RECONCILE NET EARNINGS TO NET CASH
USED IN OPERATING ACTIVITIES:
DEPRECIATION AND AMORTIZATION	6,539	6,178
OTHER	6,034	5,303
CHANGE IN ASSETS AND LIABILITIES:
ACCOUNTS RECEIVABLE	(32,681)	(22,252)
INVENTORY	(5,339)	(14,656)
ACCOUNTS PAYABLE	(11,883)	1,181
PREPAID EXPENSES AND OTHER CURRENT ASSETS	1,303	(282)
SUNDRY PAYABLES AND ACCRUED EXPENSES	(2,684)	(12,911)
OTHER	(2,705)	(1,503)
NET CASH USED IN OPERATING ACTIVITIES	(32,789)	(26,726)

CASH FLOWS FROM INVESTING ACTIVITIES

NET PROCEEDS FROM SALE OF FACILITY	-	4,801
CAPITAL EXPENDITURES	(4,422)	(3,084)
OTHER INVESTING ACTIVITIES	6	29
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	(4,416)	1,746

CASH FLOWS FROM FINANCING ACTIVITIES

NET CHANGE IN DEBT	53,068	34,758
PURCHASE OF TREASURY STOCK	(8,726)	(5,835)
DIVIDENDS PAID	(5,615)	(5,159)
OTHER FINANCING ACTIVITIES	1,248	1,409
NET CASH PROVIDED BY FINANCING ACTIVITIES	39,975	25,173

EFFECT OF EXCHANGE RATE CHANGES ON CASH	126	415
NET INCREASE IN CASH AND CASH EQUIVALENTS	2,896	608
CASH AND CASH EQUIVALENTS at beginning of period	10,372	11,138
CASH AND CASH EQUIVALENTS at end of period	$13,268	$11,746